UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 22, 2014

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 PrincetonSouth Corporate Center Suite 180 Ewing, New Jersey	08628
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 243-0123

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On October 22, 2014, we entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners and National Securities Corporation (the “Underwriters”) relating to the issuance and sale by us of 6,611,150 shares (the “Shares”) of our common stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase an aggregate of up to 661,115 shares of Common Stock (the “Offering”). The Shares and Warrants are being sold in units (the “Units”) at a price of $1.95 per Unit, with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.10 of a share of Common Stock at an exercise price of $3.58 per share. We also granted the Underwriters a 30-day option to purchase at the public offering price up to an aggregate of 991,673 additional Units to cover over-allotments, if any.

The Warrants have a term of five years. The Shares and the Warrants are immediately separable and will be issued separately. We intend to enter into a warrant agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC, which has agreed to act as warrant agent with respect to the Warrants.

The Underwriters will receive a commission equal to 6.5% of the gross purchase price of the Units (excluding any consideration that may be paid to the Company in the future upon exercise of the Warrants). We have agreed to issue to the Underwriters or their designees underwriter warrants (the “Underwriter Warrants”) to purchase shares of Common Stock equal to 1.5% of the total number of Shares sold in the offering, exclusive of shares purchasable upon exercise of the Warrants, and we have agreed to reimburse the Underwriters for certain out-of-pocket expenses.

The net proceeds, after deducting the Underwriter’s discounts and other estimated offering expenses, and assuming no exercise of the over-allotment option and no exercise of any Warrants or any Underwriter Warrants, are expected to be approximately $11.7 million. Assuming exercise in full of the over-allotment option, the net proceeds, after deducting the Underwriter’s discounts and other estimated offering expenses, and assuming no exercise of any Warrants or any Underwriter Warrants, are expected to be approximately $13.5 million. Roth Capital Partners and National Securities Corporation are acting as joint book-running managers for the Offering. The Offering is expected to close on or about October 28, 2014, subject to certain customary closing conditions.

We are making the Offering pursuant to a shelf registration statement on Form S-3 (Registration No. 333- 193720) declared effective by the Securities and Exchange Commission on February 12, 2014.

A copy of the form of Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1. A copy of the form of Warrant Agreement is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The description of the Warrant Agreement is a summary only and is qualified in its entirety by reference to Exhibit 4.1. The Underwriter Warrants have substantially the same terms as the Warrants under the Warrant Agreement. A copy of the form of Underwriter Warrant is attached as Exhibit 4.2 to this report and is incorporated by reference to Exhibit 4.2.

On October 23, 2014, we issued a press release with respect to the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement dated October 22, 2014 between Celator Pharmaceuticals, Inc. and the Underwriters.

4.1	Form of Warrant Agreement between Celator Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC

4.2	Form of Underwriter Warrant

5.1	Opinion of Duane Morris LLP

99.1	Celator Pharmaceuticals, Inc. Press Release dated October 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred M. Powell
Fred M. Powell,
Vice President and Chief Financial Officer

Date: October 23, 2014